UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/17/2012

R. R. DONNELLEY & SONS COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-4694

DE	361004130
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 S. Wacker Dr., Chicago, IL 60606

(Address of principal executive offices, including zip code)

312-326-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting of Stockholders on May 17, 2012.

(b) The following matters were voted upon at the Annual Meeting of Stockholders.

1. The election of the nominees for Directors was voted on by the Stockholders. The nominees, all of whom were elected, were Thomas J. Quinlan III, Stephen M. Wolf, Susan M. Cameron, Lee A. Chaden, Richard L. Crandall, Judith H. Hamilton, Thomas S. Johnson, John C. Pope, Michael T. Riordan and Oliver R. Sockwell. The Inspectors of Election certified the following vote tabulations:

	FOR	AGAINST	ABSTAIN	NON-VOTES

Thomas J. Quinlan III	133,159,495	2,574,792	314,152	26,686,690

Stephen M. Wolf	131,149,575	4,526,125	372,739	26,686,690

Susan M. Cameron	133,434,405	2,162,734	451,300	26,686,690

Lee A. Chaden	133,962,906	1,586,507	499,026	26,686,690

Richard L. Crandall	133,989,607	1,706,334	352,497	26,686,690

Judith H. Hamilton	131,387,221	4,373,534	287,683	26,686,690

Thomas S. Johnson	102,557,117	33,127,069	364,253	26,686,690

John C. Pope	129,598,832	6,103,449	346,158	26,686,690

Michael T. Riordan	132,421,915	3,304,374	322,150	26,686,690

Oliver R. Sockwell	132,788,935	2,905,290	354,214	26,686,690

2. The Stockholders voted to approve the advisory resolution on executive compensation. The Inspectors of Election certified the following vote tabulation:

FOR	AGAINST	ABSTAIN	NON-VOTES
114,411,510	20,623,764	1,012,838	26,687,017

3. The Stockholders voted to approve the Company’s 2012 Performance Incentive Plan. The Inspectors of Election certified the following vote tabulation:

FOR	AGAINST	ABSTAIN	NON-VOTES
91,089,048	44,461,488	497,576	26,687,017

4. The Stockholders voted to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2012. The Inspectors of Election certified the following vote tabulation:

FOR	AGAINST	ABSTAIN	NON-VOTES
160,359,326	2,005,906	369,897	-0-

5. A stockholder proposal recommending preparation of a sustainable paper purchasing report was rejected by the Stockholders. The Inspectors of Election certified the following vote tabulation:

FOR	AGAINST	ABSTAIN	NON-VOTES
33,089,044	90,892,656	12,066,412	26,687,017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: May 21, 2012	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman
Executive Vice President, General Counsel